First Quarter 2013 Earnings Release April 23, 2013 Exhibit 99.1

Agenda • IDEX Outlook • Q1 Financial Performance • Q1 Segment Performance • Fluid & Metering • Health & Science • Fire & Safety / Diversified • Guidance Update • Q&A IDEX PROPRIETARY & CONFIDENTIAL 2

Replay Information • Dial toll–free: 855.859.2056 • International: 404.537.3406 • Conference ID: #26072848 • Log on to: www.idexcorp.com 3 IDEX PROPRIETARY & CONFIDENTIAL

Cautionary Statement Under the Private Securities Litigation Reform
Act
This presentation and discussion will include forward-
looking statements.
Our actual performance may differ materially from that
indicated or suggested by any such statements.  There
are a number of factors that could cause those differences,
including those presented in our most recent annual report
and other company filings with the SEC.

IDEX PROPRIETARY & CONFIDENTIAL

IDEX Q1 Financial Performance
Revenue
Organic: 1% decline
90 bps expansion
28% growth
12% growth
EPS*
Operating Margin*
Free Cash Flow*
* Q1 2012 EPS / Operating Margin data adjusted for restructuring expenses ($4.9M)
Outstanding EPS, Operating Margins & FCF performance
Q1 2013 FCF of
$0.81 cents per
share

IDEX PROPRIETARY & CONFIDENTIAL

Fluid & Metering
Orders
Revenue
Q1 Sales Mix: Organic -1%
Acquisition 0%
Fx 0%
Total                                                             -1%
Q1
Summary:
Excellent improvement in operating margins driven by productivity initiatives
Backlog grew by $9 million in the quarter
Orders were impacted in Q1 by the sustained cold weather across North
America
North American and Indian Energy markets remain robust
Municipal water services showing signs of stabilization
Organic: 1% decline
50 bps expansion
Organic: 3% decline
Operating Margin*
* Q1 2012 Operating Margin data adjusted for restructuring expense
Q1 Operating margins of 22.7% up 50 bps
IDEX PROPRIETARY & CONFIDENTIAL

Health & Science
Orders
Revenue
Organic: 7% decline 40 bps expansion Organic: 2% decline
Operating Margin*
* Q1 2012 Operating Margin data adjusted for restructuring expense
Q1 Sales Mix: Organic -7%
Acquisition 7%
Fx -1%
Total                                                             -1%
Q1 Summary:
Sequential orders showed broad-based growth
Backlog grew by $6 million in the quarter
Operating margins expanded 40 basis points on the strength of focused cost-out initiatives
Scientific Fluidics demonstrated strong growth in Asia
Stabilized cost structure improves Optics & Photonics long-term prospects
Successfully managed costs to deliver margin expansion

IDEX PROPRIETARY & CONFIDENTIAL

Fire & Safety/Diversified
Orders
Revenue
Organic: 7% growth
200 bps expansion
Organic: 13% decline
Operating Margin*
* Q1 2012 Operating Margin data adjusted for restructuring expense
Q1 Sales Mix: Organic 7%
Acquisition 0%
Fx 0%
Total                                                             7%
Q1 Summary:
Op margins up 200 bps YOY and 110 sequentially
Backlog grew by $5 million in the quarter
Large dispensing replenishment order in Q1 2012 creates difficult comparison
Dispensing has had excellent traction with new X-Smart product
Rescue seeing strength in emerging markets, but Europe remains weak
Fire seeing benefits of facility consolidation, while US market remains strong
Q1 Operating Margin of 25.3% up 200 bps

IDEX PROPRIETARY & CONFIDENTIAL

Outlook: 2013 Guidance Summary
Q2 2013
• EPS estimate range: $0.73 – $0.75
• Organic revenue growth ~ 2 – 3%
• Positive revenue impact from acquisition of ~ 3%
• Operating margin ~ 19%
FY 2013
• EPS estimate range: $2.85 – $2.95
– Low-to-mid single digit organic revenue growth
– Positive revenue impact from acquisition of ~ 1%
– Operating margin ~ 19%
– Negative Fx impact ~ 1% to sales
• Other modeling items
– Tax rate ~ 29 – 29.5%
– Cap Ex ~ $40M
– Free Cash Flow will significantly exceed net income
– Continued share repurchases
– EPS estimate excludes future acquisitions and associated costs and charges
IDEX PROPRIETARY & CONFIDENTIAL

Q&A 10 IDEX PROPRIETARY & CONFIDENTIAL